SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 3, 2005

BioCryst Pharmaceuticals, Inc.
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2190 Parkway Lake Drive, Birmingham, Alabama 35244
 (Address of Principal Executive Office)

(205) 444-4600
 (Registrant’s telephone number, including area code)

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers:

On October 5, 2005, the Company announced that it had appointed Stephen R. Biggar, M.D., Ph.D. to the board of directors, effective October 3, 2005. Dr. Biggar, 35, has served as a Principal at Baker Brothers Investments, a family of long-term investment funds for major university endowments and foundations, which is focused on publicly traded life sciences companies, since April 2002 and served as an Associate from April 2000 to April 2002.  Prior to joining Baker Brothers, Dr. Biggar received an M.D. and a Ph.D. in Immunology from Stanford University.  He attended the University of Rochester where he achieved a B.S. degree in Genetics. Dr. Biggar serves as a director of one private biotechnology company.

On February 17, 2005, the Company entered into a Stock Purchase Agreement with Baker Bros. Investments, L.P., Baker Biotech Fund II, L.P., Baker Bros. Investments II, L.P., Baker Biotech Fund II (Z), L.P., Baker/Tisch Investments, L.P., Baker Biotech Fund III, L.P., Baker Biotech Fund I, L.P., Baker Biotech Fund III (Z), L.P., and 14159, L.P. As part of this agreement, the Company granted these investors the right to appoint a member to its board of directors effective as of the closing of the offering.  Mr. Biggar was appointed to the Company’s board of directors pursuant to this provision.  As of September 30, 2005, stockholders affiliated with Baker Brothers Investments beneficially owned approximately 8.9% of the Company’s outstanding common stock.

There are no family relationships between Dr. Biggar and any director or executive officer of the Company.

Item 9.01 Financial Statements and Exhibits:

Exhibit No.	Description

99.1	Press release dated October 5, 2005 entitled “BioCryst Appoints Stephen R. Biggar to Board of Directors”

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 6, 2005	BioCryst Pharmaceuticals, Inc.

	By:	/s/ Michael A. Darwin

Michael A. Darwin
Chief Financial Officer and Chief
Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated October 5, 2005 entitled “BioCryst Appoints Stephen R. Biggar to Board of Directors”